UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 19, 2018

TransDigm Group Incorporated
(Exact name of registrant as specified in its charter)

Delaware	001-32833	41-2101738
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 East 9th Street, Suite 3000, Cleveland, Ohio	44114
(Address of principal executive offices)	(Zip Code)

(216) 706-2960
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure

TransDigm Group Incorporated (NYSE: TDG) ("TransDigm") announced today today that it has entered into a definitive agreement to acquire Extant Components Group Holdings, Inc. (“Extant”), a portfolio company of Warburg Pincus LLC, for approximately $525 million. TransDigm expects to finance the acquisition primarily through a combination of cash on hand and existing availability under its revolving credit facility.

Located in Melbourne, Florida, Extant employs more than 170 people and expects to generate revenue of approximately $85 million for the fiscal year ending September 2018. Extant provides a broad range of proprietary aftermarket products and repair and overhaul services to the aerospace and defense end markets. The company exclusively licenses or acquires proprietary aftermarket-focused products from leading aerospace and defense OEMs. Extant then supports these products over the significant remaining useful lives of the aircraft on which the equipment is installed. The company currently owns or exclusively licenses in excess of 2,500 assemblies and sub-assemblies on over 70 active platforms.

Extant is owned by an equity fund sponsored by Warburg Pincus LLC.   Michael Graff, a director of TransDigm, is a managing director of Warburg Pincus LLC and is chairman of the board of Extant.   Robert Henderson, Vice Chairman of TransDigm, is also on the board of Extant and owns less than 2% of Extant on a fully diluted basis. In addition, Mr. Graff, Mr. W. Nicholas Howley, TransDigm's Chairman and Chief Executive Officer, and Messrs. Douglas Peacock and David Barr, directors of TransDigm, each have minority interests of less than 1% in the Warburg Pincus LLC fund that owns Extant.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The following exhibit is being filed with this Current Report on Form 8-K:

99.1	Press Release dated March 19, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSDIGM GROUP INCORPORATED

By:	/s/ James Skulina
James Skulina
Executive Vice President and Interim Chief Financial Officer

Date: March 19, 2018

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated March 19, 2018